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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-75811) pertaining to the 1997 Stock Option Plan, Amended and Restated 1988 Stock Option Plan, and Amended and Restated 1992 Stock Option Plan of Thomas Group, Inc. of our report dated February 18, 2002, except for Note 2 as to which the date is March 29, 2002, with respect to the consolidated financial statements of Thomas Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP
Dallas, Texas April 15, 2002

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CONSENT OF INDEPENDENT AUDITORS